UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WM Technology, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

WM Technology, Inc.
Notice of Annual Meeting of Stockholders
To be Held on Tuesday, June 24, 2025
at 10:00 a.m. Pacific Time
WM Technology, Inc.
41 Discovery
Irvine, California 92618

Notice of Annual
Meeting of
Stockholders
Date:
Tuesday, June 24, 2025
Time:
at 10:00 a.m. Pacific Time
Place:
www.
virtualshareholdermeeting.
com/MAPS2025

YOUR VOTE
IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, June 24, 2025 at 10:00 a.m. Pacific Time online at www.
virtualshareholdermeeting.
com/MAPS2025.
The proxy statement and annual report to stockholders
are available at www.proxyvote.com
Dear Stockholders of
WM Technology, Inc.
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of WM Technology, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 24, 2025 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MAPS2025. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders, including our international employees, around the world to attend the Annual Meeting, and provides cost savings for our stockholders and the Company. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting at our corporate headquarters during regular business hours.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (“Proxy Statement”):

To elect the two nominees for Class I directors named in the accompanying Proxy Statement, each to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal;

To approve, on a non-binding advisory basis, the compensation as disclosed in the Proxy Statement of our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as our executive officers at the end of the last completed fiscal year for the year ended December 31, 2024;

To ratify the selection by the audit committee of the Board of Directors of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is Monday, April 28, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/MAPS2025.

By Order of the Board of Directors,
/s/ Brian Camire

Brian Camire
General Counsel and Secretary
Irvine, California
April 29, 2025
You are cordially invited to attend the Annual Meeting, which will be held virtually via a live audio webcast. Whether or not you expect to attend the Annual Meeting, please vote your shares over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

WM Technology, Inc. Proxy Statement
For the 2025 Annual Meeting of Stockholders to be Held at 10:00 a.m. Pacific Time on Tuesday, June 24, 2024
We have sent you these proxy materials because the Board of Directors of WM Technology, Inc. (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Tuesday, June 24, 2025 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MAPS2025 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement (the “Proxy Statement”). However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2024 Annual Report, are being distributed and made available on or about Tuesday, April 29, 2025. As used in this Proxy Statement, references to “we,” “us,” “our,” “WM Technology” and the “Company” refer to WM Technology, Inc. and its subsidiaries.
Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

WM Technology, Inc.	1	2025 Proxy Statement

Questions and Answers About These Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
We intend to mail the Notice on or about Tuesday, April 29, 2025 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?	We may send you a proxy card, along with a second Notice, on or after Friday, May 9, 2025.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live audio webcast at www.virtualshareholdermeeting.com/MAPS2025. You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on Monday, April 28, 2025. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/MAPS2025. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/MAPS2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or in the email sending you the Proxy Statement. If you are a beneficial owner, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting prior to the designated start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures. Participation in the Annual Meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis.

WM Technology, Inc.	2	2025 Proxy Statement

What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will still be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/MAPS2025 and register as a guest. However, if you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can I get technical assistance?	If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
For the Annual Meeting, how do I ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting. Questions may be submitted prior to the Annual Meeting through www.virtualshareholdermeeting.com/MAPS2025. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting and as time permits. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to.
We plan to address stockholder Q&A at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions relevant to the business of the Annual Meeting in advance of the Annual Meeting. If you are a stockholder, you may submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted prior to the Annual Meeting through www.virtualshareholdermeeting.com/MAPS2025.

If I miss the annual meeting, will there be a copy posted online?	Yes, a replay of the annual meeting webcast will be available at www.virtualshareholdermeeting.com/MAPS2025.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on Monday, April 28, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 105,053,766 shares of Class A Common Stock of the Company (the “Class A Common Stock”) and 49,319,542 shares of Class V Common Stock (the “Class V Common Stock”, and together with the Class A Common Stock, the “Common Stock”) outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on Monday, April 28, 2025, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.proxyvote.com. You will be asked to provide the Control Number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

WM Technology, Inc.	3	2025 Proxy Statement

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on Monday, April 28, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What matters am I voting on?
There are three matters scheduled for a vote:
   •
To elect the two nominees for Class I directors named in the accompanying Proxy Statement, each to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified or until the director’s earlier death, resignation or removal (“Proposal 1”);
   •
To approve, on a non-binding advisory basis, the compensation of our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as our executive officers at the end of the year ending December 31, 2024 (the “Named Executive Officers”) (“Proposal 2”); and
   •
To ratify the selection by the audit committee of the Board (the “Audit Committee”) of Moss Adams LLP (“Moss Adams”) as our independent registered public accounting firm for the year ending December 31, 2025 (“Proposal 3”).

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

WM Technology, Inc.	4	2025 Proxy Statement

How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record on Monday, April 28, 2025, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
   •
To vote online during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/MAPS2025. You will need to enter the 16-digit Control Number found on your Notice of Internet Availability, or notice you receive or in the email sending you the Proxy Statement.
   •
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on Monday, June 23, 2025), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning their proxy card or voting instruction form, as described below.

By Mail	By Telephone	By Internet

To vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on Monday, June 23, 2025 to be counted.

To vote through the internet, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on Monday, June 23, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares held in street name should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner of shares held in street name, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

WM Technology, Inc.	5	2025 Proxy Statement

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A Common Stock and each share of Class V Common Stock you own as of Monday, April 28, 2025. Holders of Class A Common Stock and Class V Common Stock will vote together as one class on all proposals.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of both nominees for director, “For” the advisory approval of executive compensation and “For” the ratification of the selection by the Audit Committee of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine”, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 2 are considered to be “non-routine” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is considered to be a “routine” matter meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine”, and are proposals for which brokers do not have discretionary voting authority. We therefore expect broker non-votes to exist in connection with those proposals. Proposal 3 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

WM Technology, Inc.	6	2025 Proxy Statement

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
   •
You may submit another properly completed proxy card with a later date.
   •
You may grant a subsequent proxy by telephone or through the internet.
   •
You may send a timely written notice that you are revoking your proxy to WM Technology, Inc., Attn: Corporate Secretary at 41 Discovery, Irvine, California 92618. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.
   •
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2 and 3, and will have the same effect as “Against” votes. Broker non-votes on Proposal 1 and 2 will have no effect and will not be counted towards the vote total for any of those proposals. Proposal 3 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 3.

WM Technology, Inc.	7	2025 Proxy Statement

How many votes are needed to approve each proposal?
Proposal 1: For the election of directors, the two Class I nominees receiving the most “For” votes will be elected. Only votes “For” will affect the outcome. “Withhold” votes and broker non-votes will have no effect on this proposal.
Proposal 2: The advisory vote, on a non-binding basis, on the compensation of our Named Executive Officers for the year ended 2024 will be considered to be approved if it receives “For” votes from the holders of a majority in voting power of shares of Common Stock present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on this proposal.
Proposal 3: To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2025, the proposal must receive “For” votes from the holders of a majority in voting power of the shares of Common Stock present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority in voting power of the shares of Common Stock entitled to vote are present by remote communication at the Annual Meeting or represented by proxy. On the record date, there were 154,373,308 shares of Common Stock outstanding and entitled to vote. Thus, the holders of 77,186,655 shares of Common Stock must be present by remote communication at the meeting or represented by proxy at the Annual Meeting to have a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority in voting power of the shares of Common Stock present by remote communication at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

WM Technology, Inc.	8	2025 Proxy Statement

When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by Tuesday, December 30, 2025, to WM Technology, Inc., Attn: Corporate Secretary, 41 Discovery, Irvine, California 92618. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by submitting your proposal in writing which must be received by the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than the close of business on Tuesday, February 24, 2026 and no later than the close of business on Thursday, March 26, 2026. The notice must contain the information required by the Amended and Restated Bylaws of the Company (the “Bylaws”). In the event that the date of the 2026 Annual Meeting is not within 30 days before or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting of stockholders, or no annual meeting was held during the preceding year, then the Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2026 Annual Meeting or the closing of business on the tenth day following the day on which public announcement of the date of such meeting is first made. In addition, stockholders who intend to solicit proxies in support of director nominees other than WM Technology, Inc.’s nominees must also comply with the additional requirements of Rule 14a-19(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than Saturday, April 25, 2026.

WM Technology, Inc.	9	2025 Proxy Statement

Proposal No. 1
Election of Directors
Pursuant to our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, the Board is divided into three classes, with only one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class I director has a term that expires at this Annual Meeting, each Class II director has a term that expires at the Company’s 2026 annual meeting of stockholders and each Class III director has a term that expires at the Company’s 2027 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal.
The Board presently has seven members. There are two directors in the class whose term of office expires in 2025. Mr. Bay is currently a director who was previously elected by the stockholders. Mr. Ibbott is currently a director who was recommended for nomination to the Company’s Board by the Nominating and Corporate Governance Committee of the Company whose nomination was approved by the Board pursuant to the Bylaws. If elected at the Annual Meeting, each of these nominees would serve until the 2028 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting. Four of the current directors attended the 2024 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes cast of the shares present online at meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us, if any. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Class I Director Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting
Anthony Bay. Mr. Bay, age 69, has served as a member of the Board since March 2022. Prior to joining the Board, Mr. Bay served on three public boards, including two as Chairman as well as numerous private boards. Since September 2019, Mr. Bay has served as the Founder and Chief Executive Officer of Techquity, a technology advisory firm helping innovative companies leverage software and cloud operations to scale faster with less risk. From 2013 to 2016, he served as Chief Executive Officer of Rdio, a leading global music subscription streaming service with over 70 million registered users and 14 million active. In November 2015, Rdio filed for Chapter 11 bankruptcy relief as a condition of its sale to Pandora. Prior to Rdio, Mr. Bay served as a Vice President and Global head for Digital Video for Amazon from 2011 to 2013, responsible for all aspects of the company’s Digital Video and streaming business globally. During his eight year tenure at Microsoft, Mr. Bay was Corporate Vice President and General Manager of Microsoft’s Digital Media Division and a member of Microsoft’s executive staff. Prior to that, Mr. Bay was General Manager of Microsoft’s Commercial Systems Division, responsible for developing core components of Microsoft’s Internet services platform, including ISP/carrier infrastructure, website development and eCommerce. Mr. Bay joined Microsoft as part of the MSN management team in

WM Technology, Inc.	10	2025 Proxy Statement

1994, eventually overseeing all MSN development and production systems. From 1986 to 1994, Mr. Bay also worked at Apple Computer in various product leadership roles, including three years at Apple’s European headquarters in Paris. Mr. Bay holds an MBA from San Jose State University and undergraduate degree in Economics from the University of California, Los Angeles.
Mr. Bay was selected to serve on the Board based on his business experience as a founder, chief executive officer and various leadership positions of technology companies, and as a director of private and publicly-listed companies.
Glen Ibbott. Mr. Ibbott, age 62, has served as a member of the Board since October 2024. Since February 2024, Mr. Ibbott has served as the founder of GK Financial Ventures, a financial consulting company. From May 2017 to February 2024, Mr. Ibbott served as the Chief Financial Officer of Aurora Cannabis Inc., a Nasdaq and TSX-listed global cannabis company. From 2015 to 2017, Mr. Ibbott served as the Chief Financial Officer of QLT Inc., a Nasdaq and TSX-listed biotechnology company. From 2010 to August 2014, Mr. Ibbott served as the Vice President of Finance at Nordion Inc., a NYSE and TSX listed health science company. Prior to his time at Nordion, Mr. Ibbott held senior finance positions at various publicly-listed biotech and specialty pharmaceutical companies. Earlier in his career, he worked within the audit and technology practice of KPMG LLP, a consulting and accounting firm. Mr. Ibbott holds MBAs from both Cornell University and Queen’s University, an undergraduate degree in Business Administration (Accounting) from Simon Fraser University, and is Chartered Professional Accountant.
Mr. Ibbott was selected to serve on the Board based on his business experience as a chief financial officer and various leadership positions in publicly-listed companies, and his experience in the cannabis sector.
VOTE
The Board Recommends a Vote “For” Each Named Nominee.
Class II Directors Continuing in Office Until the 2026 Annual Meeting
Tony Aquila. Mr. Aquila, age 60, has served as a member of the Board since June 2021. Since April 2021, Mr. Aquila has served as the Chief Executive Officer of Canoo, Inc., a mobility technology company, and as the Executive Chairman of the Board of Canoo since December 2020. In January 2025, Canoo filed for Chapter 7 bankruptcy. In June 2019, Mr. Aquila founded AFV Partners, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses and has served as its Chairperson and Chief Executive Officer since its founding. In 2005, Mr. Aquila founded Solera Holdings Inc., and led it as Chairperson and Chief Executive Officer to a $1 billion initial public offering in 2007, and in the following years sourced and executed over 50 acquisitions significantly expanding Solera’s total addressable market. Mr. Aquila oversaw Solera’s $6.5 billion transaction from a public-to-private business in 2016. Mr. Aquila has also served as a member of the Arkansas Council on Future Mobility since February 2022 and as a member of the board of directors of The Lost Explorer Mezcal Company, a sustainable producer and distributor of handcrafted mezcal, since May 2021. Furthermore, Mr. Aquila currently serves as the Chairperson for Aircraft Performance Group, LLC, a global provider of mission critical flight operations software, since January 2020, RocketRoute Limited, a global aviation services company, since March 2020, and APG Avionics LLC, an aviation data and software company for the general aviation market, since September 2020. From November 2018 to July 2020, Mr. Aquila served as the Global Chairperson of Sportradar Group, a sports data and content company. Mr. Aquila has also served as a director of Guardianship Services Inc., a nonprofit organization providing guardianship and support services to at-risk adults in Tarrant County, Texas since October 2020.
Mr. Aquila was selected to serve on the Board based on his business experience as a founder, inventor, chief executive officer and director of publicly-listed companies and his investing experience.

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Brenda Freeman. Ms. Freeman, age 60, has served as a member of the Board since June 2021. Ms. Freeman founded and has served as President of Joyeux Advisory Group LLC, a firm providing advisory services to early-stage startups and Fortune 500 companies, since January 2018. Since April 2021 Ms. Freeman has also served as a partner of Debut Capital. Ms. Freeman previously served as Chief Brand Officer of Wunderkind Corporation, a company that creates personalized marketing solutions, from April 2020 through March 2023. Prior to that, Ms. Freeman served as Chief Executive Officer for Arteza, Inc., a direct-to-consumer arts and crafts manufacturing and supply company from February 2020 to February 2021. From March 2016 to December 2018, Ms. Freeman was Chief Marketing Officer of Magic Leap, Inc., a virtual reality technology company, and from December 2018 to April 2019 was Senior Advisor to the Chief Executive Officer. From March 2015 to March 2016, Ms. Freeman served as Chief Marketing Officer of National Geographic Channel, a television network and channel. Prior to that, Ms. Freeman served as Chief Marketing Officer at Turner Broadcasting Systems, Inc. and was Vice President, television marketing at DreamWorks Animation SKG Inc. Ms. Freeman has been a member of the boards of directors of Blue Apron Holdings, Inc. since October 2020 (which became privately owned in November 2023), of Caleres, Inc. since April 2017 and of Avnet, Inc. since November 2018. Ms. Freeman previously served on the board of directors of Herman Miller, Inc. from January 2016 to June 2019 and on the board of directors of RTW Retailwinds, Inc. from April 2019 to April 2020. Ms. Freeman holds a B.S. degree in chemical engineering and an M.B.A degree from the University of Maryland.
Ms. Freeman was selected to serve on the Board based on her business experience and technology industry expertise.
Olga Gonzalez. Ms. Gonzalez, age 58, has served as a member of the Board since June 2021. Since April 2023, Ms. Gonzalez has served as CEO and President of Wild Fork USA. Prior to that, from April 2022 to April 2023 and January 2021 to April 2022, Ms. Gonzalez served as Global COO and Global Business Leader, respectively, for Wild Fork Foods, an online specialty food service. Prior to that, Ms. Gonzalez held various leadership positions at Walmart Inc., including Senior Vice President and Chief Financial Officer at Walmart México y Centroamérica from July 2017 to April 2020, Vice President Commercial & Operations Finance at Walmart México y Centroamérica from October 2014 to June 2017, Chief Financial Officer at Walmart Chile from 2011 to 2014, and Vice President, Internal Audit Services Latin America at Walmart US from 2010 to 2011. Previously, Ms. Gonzalez had served as Director, Internal Audit at General Motors Company from 2006 to 2010 and from 1996 to 2004, Vice President, Enterprise Risk and Assurance Services at the American Express Company from 2004 to 2006, and Internal Audit at Banco Santander from 1989 to 1996. Ms. Gonzalez holds a Bachelor of Business Administration degree from Pontificia Universidad Católica de Puerto Rico and an M.B.A. from Florida International University.
Ms. Gonzalez was selected to serve on the Board based on her business experience and financial expertise.
Class III Directors Continuing in Office Until the 2027 Annual Meeting
Douglas Francis. Mr. Francis, age 47, has served as a member of the Board since June 2021, and our Chief Executive Officer since November 2024, and prior to that as our Executive Chair since August 2022. Mr. Francis is a co-founder of WM Holding Company, LLC (when referred to in its pre-Business Combination capacity, “Legacy WMH”), and served as Chairperson of Legacy WMH’s board of managers from March 2019 to June 2021 and as a member of Legacy WMH’s board of managers prior to that. Mr. Francis previously served as Legacy WMH’s Chief Executive Officer from February 2016 until March 2019 and as Legacy WMH’s President from January 2009 to February 2016. Mr. Francis has served in management positions in each of Legacy WMH’s current subsidiaries. Mr. Francis holds a B.S. in Business Administration and Management from Chapman University.
Mr. Francis was selected to serve on the Board based on his perspective, experience and institutional knowledge as WMH’s co-founder and his long tenure as WMH’s President and Chief Executive Officer.
Scott Gordon. Mr. Gordon, age 63, has served as a member of the Board since June 2021. Since October 2024, Mr. Gordon has been a Partner of Chicago Atlantic. Prior to that, from March 2019 to October 2024, Mr. Gordon was the Chief Executive Officer and Chairperson of the board of directors of Silver Spike Capital. Similarly, he served in the same capacities for Silver Spike Acquisition Corp. from its inception until June 2021. Since 2016, Mr. Gordon has been the co-founder and the Chairperson of Egg Rock

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Holdings, parent company of the Papa & Barkley family of cannabis products with related subsidiary assets in manufacturing, processing, and logistics. Egg Rock Holdings also is the parent company of Papa & Barkley Essentials, a hemp-derived CBD business based in Colorado. From 2016 to 2018, Mr. Gordon was also President of Fintech Advisory Inc., investment manager for a multibillion dollar family office fund focused on long-term and opportunistic investments in emerging markets. From 2013 to 2016, Mr. Gordon served as a Portfolio Manager at Taconic Capital Advisors, a multi-strategy investment firm. Prior to joining Taconic, Mr. Gordon was a Partner and Portfolio Manager at Caxton Associates from 2009 to 2012. He was also a Senior Managing Director and Head of Emerging Markets at Marathon Asset Management from 2007 to 2009. Earlier in his career, Mr. Gordon also held leadership positions at Bank of America and ING Capital. Mr. Gordon was a founding member of the Emerging Markets business at JP Morgan where he worked upon graduating from Bowdoin College in 1983.
Mr. Gordon was selected to serve on the Board based on his experience in emerging markets and in the cannabis sector.

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Information Regarding the Board of Directors and Corporate Governance
Director Independence
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation Committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Additionally, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee of the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Aquila, Bay, Gordon and Ibbott and Mses. Freeman and Gonzalez. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
In making those independence determinations, the Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions” that occurred during any 12-month period within the last three fiscal years.
Board Leadership Structure
The Board is currently chaired by the Chief Executive Officer of the Company, Mr. Francis, who has an active role in leading the Company as our principal executive officer and member of the Board. Ms. Freeman continues to serve as our lead independent director.
The Company believes that during this turbulent period in the cannabis sector, it is valuable to have Mr. Francis in the combined positions of principal executive officer and Chairperson of the Board because of his extensive history with and knowledge of the Company, and this arrangement provides a single, clear chain of command to rapidly execute the Company’s strategic initiatives and business plans. In addition, the Company believes that this combined role better positions Mr. Francis to act as a bridge between management and the Board, facilitating the regular flow of information.
The Board appointed Ms. Freeman as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined principal executive officer and Chairperson of the Board: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chief Executive Officer, preside over and establish

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the agendas for meetings of the independent directors, act as liaison between the Board chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the principal executive officer is presented or discussed and, as appropriate upon request, act as a liaison to our stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage these risks. Management is responsible for the day-to-day implementation, oversight and management of risks and risk processes our company faces, while the Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
The Board administers this oversight function directly through the Board as a whole, as well as through various Board committees that address risks inherent in their respective areas of oversight. The Board believes that open communication between management and the Board is essential for effective risk management and oversight. Consistent with this approach, the Board, with the assistance of its committees, regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each of its regular meetings. Directors also have access to management outside of its regular meetings and are free to ask questions and receive information necessary to perform their duties as a director.
In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company, and for coordinating with management on decisions relating to any matters that carry potential enterprise-level risks. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including management’s guidelines and policies around quarterly reporting. The Audit Committee is also responsible for monitoring compliance with legal and regulatory requirements, including our Related Person Transaction Policy, in addition to oversight of the performance of our internal audit function. The Audit Committee’s responsibilities also include primary responsibility to help the Board oversee the Company’s enterprise risk assessment and management policies, procedures and practices (including, together with assistance from the Technology Committee, those risks related to information security, cybersecurity and data protection), as well as review and determination of material commercial relationships and mergers, acquisitions or similar transactions that may have a material impact on the Company. The Nominating and Corporate Governance Committee is responsible for monitoring the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Technology Committee is responsible for oversight of the management of risks related to the Company’s technology, data, information security and tracking, and related matters, including disclosure of the Company’s key metrics and other operational data, together with assisting the Audit Committee with oversight of those risks related to information security, cybersecurity and data protection.

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Meetings of the Board of Directors
The Board met eight times during 2024. All directors, except Mr. Aquila, attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or member.
As required under applicable Nasdaq listing standards, in 2024, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
The Board established the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technology Committee. The Board adopted a charter for each of the committees, which complies with the applicable requirements of current Nasdaq rules and can be found at our website at ir.weedmaps.com. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website. The following table provides membership and meeting information for the year ended December 31, 2024 for each of the standing Board committees:

Director	Audit	Compensation	Nominating and Corporate Governance	Technology
Tony Aquila		X
Anthony Bay	X	X**		X**
Douglas Francis*				X
Brenda Freeman	X		X**
Olga Gonzalez[1]	X**
Scott Gordon		X	X
Glen Ibbott[1]	X	X
Total meetings in the year ended December 31, 2024	8	8	3	3

*	Chairperson of the Board
**	Committee Chairperson
1	Ms. Gonzalez served as Chairperson of the Audit Committee until March 6, 2025, and Mr. Ibbott was appointed as Chairperson of the Audit Committee on March 6, 2025
Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us, with the exception of Mr. Francis.
Audit Committee
The Audit Committee consists of Mses. Gonzalez and Freeman and Messrs. Bay and Ibbott. The Board has determined that each of the members of the Audit Committee satisfy the independence requirements of Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
We named Mr. Ibbott as the Chairperson of the Audit Committee on March 6, 2025; Ms. Gonzalez served as the Chairperson of the Audit Committee prior to this date. The Board determined that Ms. Gonzalez and Messrs. Ibbott and Bay qualify as audit committee

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financial experts within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Board considered Mr. Ibbott’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. The Audit Committee met eight times during 2024.
The functions of this committee include, among other things, to:
•	approve the hiring, discharging and compensation of our independent registered public accounting firm; oversee the work of our independent registered public accounting firm;
•	approve engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•	review the qualifications, independence and performance of the independent registered public accounting firm;
•	review our financial statements and review our critical accounting policies and estimates;
•	review and approve related party transactions;
•	review the adequacy and effectiveness of our internal controls; and
•
review and discuss with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports, and resolve disagreements that may arise from time to time between the independent registered public accounting firm and management.

Report of the Audit Committee of the Board of Directors(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Respectfully submitted by the members of the Audit Committee of the Board.
Glen Ibbott (Chairperson)
Brenda Freeman
Olga Gonzalez
Anthony Bay
Compensation Committee
The Compensation Committee consists of Messrs. Aquila, Bay, Ibbott Gordon. We named Mr. Bay as the Chairperson of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Rule 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met eight times during 2024.
1.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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The functions of the Compensation Committee include, among other things, to:
•	review and recommend policies relating to compensation and benefits of our officers and employees;
•	review and approve corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;
•	evaluate the performance of our officers in light of established goals and objectives;
•	recommend compensation of our officers based on its evaluations; and
•	administer the issuance of stock options and other awards under our stock plans.
Compensation Committee Processes and Procedures
The Compensation Committee has quarterly meetings scheduled, and meets with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the General Counsel. The Compensation Committee meets as necessary in executive session. However, from time to time, the Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or performance. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration those factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia Inc. (“Compensia”) as compensation consultants.
During the year ended December 31, 2024, Compensia provided the following services:
•	assisted the Compensation Committee in refreshing our compensation peer group;
•
provided competitive market data based on the compensation peer group for our executive officer positions, and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and broader technology industry compensate their executives; and

•	provided guidance on other compensation topics including clawback programs, equity design and programs, burn rates and overhang levels, and ad hoc market data and practices.
•	provided ad hoc advice and support throughout the year
Per its charter, the Compensation Committee is responsible for reviewing and approving most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards for all Named Executive Officers at one or more meetings scheduled to be held during the first quarter of its fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and

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evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all Named Executive Officers and non-employee directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to our executive officers in various hypothetical scenarios, executive officer and non-employee director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and non-employee director compensation paid at other companies identified by the consultant.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ms. Freeman and Mr. Gordon. Ms. Freeman serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee met three times during 2024.
The functions of the Nominating and Corporate Governance Committee include, among other things, to:
•	evaluate and make recommendations regarding the organization and governance of the Board and its committees;
•	assess the performance of members of the Board and make recommendations regarding committee and chairperson assignments;
•	recommend desired qualifications for Board membership and conduct searches for potential members of the Board; and
•	review and make recommendations with regard to our corporate governance guidelines.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers age, skills, diversity (including gender, racial and ethnic diversity), and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating

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and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis and every three years, conducted with an outside advisor. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In the year ended December 31, 2024, the Nominating and Corporate Governance Committee paid fees to Vcheck Global LLC, Athena Alliance, Rich Talent Group and True Capital Partners, LLC to assist in the process of identifying or evaluating director candidates.
At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
Technology Committee
The Technology Committee consists of Messrs. Bay and Francis. Mr. Bay serves as the Chairperson of the Technology Committee. The Technology Committee met three times during 2024.
The functions of the Technology Committee include, among other things, to:
•	evaluate and make recommendations regarding our major technology developments, technology related systems and architecture;
•
oversee the formulation, definition, tracking, retention and reporting of our key metrics, performance indicators and other operational data, and help ensure effective internal and disclosure controls related to such data;

•	provide guidance regarding significant emerging technology issues and trends that may affect our business and strategies; and.
•
review and provide guidance regarding our technology risk management, including our policies and procedures with respect to technology and its uses including cybersecurity, reporting and data system management.

Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
We have not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent and therefore a formal process is not necessary.

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Code of Conduct
The Board adopted a Code of Conduct (the “Code of Conduct”), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at ir.weedmaps.com. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
The Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, principal executive officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at ir.weedmaps.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by employees, directors, other applicable members of management and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
As part of our insider trading policy, all our directors, officers, employees and certain designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

WM Technology, Inc.	21	2025 Proxy Statement

Proposal No. 2
Advisory Vote, on a Non-Binding Basis, to Approve the Compensation of Our Named Executive Officers for the Year Ended 2024
Pursuant to Section 14A of the Exchange Act, at the 2022 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking our stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s Named Executive Officers subject to the vote is disclosed in the Executive Compensation section, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are reasonable, competitive, and appropriately balance the goals of attracting, motivating, rewarding, and retaining its Named Executive Officers with the goal of aligning their interests with those of the stockholders. Compensation of the Company’s Named Executive Officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the Company’s stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority in voting power of the shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s Named Executive Officers, the next scheduled say-on-pay vote will be at the 2026 Annual Meeting of Stockholders.
VOTE
The Board Recommends a Vote “For” Proposal No. 2.

WM Technology, Inc.	22	2025 Proxy Statement

Proposal No. 3
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected Moss Adams as our independent registered public accounting firm for the year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Moss Adams has audited our financial statements since the year ended December 31, 2023. Representatives of Moss Adams are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Moss Adams as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.
The affirmative vote of the holders of a majority in voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Moss Adams.
Change in Independent Registered Accounting Firm
On August 2, 2023, the Audit Committee approved the engagement of Moss Adams as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023, in place of Baker Tilly US, LLP (“Baker Tilly”). As previously disclosed, on June 8, 2023, we were notified by Baker Tilly of its decision to resign as our independent registered public accounting firm due to staffing constraints within Baker Tilly, effective immediately following the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. The audit reports of Baker Tilly relating to the Company’s financial statements as of and for the year ended December 31, 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the year ended December 31, 2022 and the subsequent interim period through June 14, 2023, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except that as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company reported that its internal control over financial reporting was not effective as of December 31, 2022 due to a material weakness in its internal controls resulting from ineffective information technology general controls in the areas of user access and program change-management over certain information technology systems that support its financial reporting processes.
Baker Tilly did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, the Board or Audit Committee did not recommend or approve such decision.

WM Technology, Inc.	23	2025 Proxy Statement

We previously provided Baker Tilly with a copy of the foregoing disclosures and received from Baker Tilly a letter addressed to the SEC stating that it agreed with the statements made by the Company as set forth in Item 4.01 of the Current Report on Form 8-K dated June 14, 2023. The letter from Baker Tilly was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 14, 2023.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the years ended December 31, 2024 and 2023, by Moss Adams, the Company’s principal accountant, and Baker Tilly, the Company’s previous principal accountant.

	Year Ended December 31
	2024	2023
Audit Fees(1)	$1,813,868	$2,106,100
Audit-Related Fees(2)	$75,000	$18,150
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,888,868	$2,124,250

1.
“Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, including audited financial statements presented in the Company’s annual report on Form 10-K, review of its quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the 2024 and 2023 fiscal years.

2.	“Audit-Related Fees” consist of fees in connection with employee benefit plan audits, prior auditor consent and successor auditor access to workpapers.
All 2024 and 2023 fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Moss Adams. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given on a collective basis pursuant to such policy or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by Moss Adams is compatible with maintaining the principal accountant’s independence.
VOTE
The Board Recommends a Vote “For” Proposal No. 3.

WM Technology, Inc.	24	2025 Proxy Statement

Executive Officers
The following table sets forth certain information with respect to our current executive officers as of Monday, April 28, 2025.

Name	Age	Position
Executive Officers
Douglas Francis	47	Chief Executive Officer and Chairperson of the Board
Susan Echard	60	Chief Financial Officer
Sarah Griffis	36	Chief Technology Officer
Brian Camire	46	General Counsel and Secretary

The following sets forth biographical information with respect to our executive officers who are not directors.
Susan Echard. Ms. Echard has served as Chief Financial Officer since November 2024 after having served as our Interim Chief Financial Officer from February 2024 through November 2024. Ms. Echard is a consultant and not a full time employee of the Company. Since February 2021 Ms. Echard has been a Partner of SeatonHill Partners, LP (“SeatonHill”) a leading national CFO services firm that also offers project based financial leadership. While serving as a partner at SeatonHill, Ms. Echard served from June 2021 to June 2023 as CFO for Direct Digital Holdings, an online solutions provider in digital marketing & advertising. Prior to that, from April 2019 to February 2021, Ms. Echard served as CFO for Trinity Capital Investment, a venture debt and equipment financing provider to growth-stage companies, and, in such capacity, was responsible for all aspects of the firm’s financial matters, investor relations, legal and human resource management. Prior to joining Trinity, Ms. Echard served as the Chief Financial Officer at CUBEX LLC, a medical, dental and veterinary inventory management company, from January 2017 to February 2019. Ms. Echard is an accomplished executive with over 35 years’ experience, both domestic and international, within Big Four and CFO roles. Ms. Echard has a Bachelor of Business Administration degree in accounting from the University of Michigan-Flint.
Sarah Griffis. Ms. Griffis has served as our Chief Technology Officer since January 2025. Prior to joining, Ms. Griffis served as Chief Technology Officer for Cerebral Inc., a healthcare company, from January 2022 to December 2024 and as Director of Engineering for GoodRx, a healthcare company, from May 2020 to January 2022. Ms. Griffis was also a founding member and Head of Engineering for Kindbody, a healthcare company, from July 2018 to May 2020. Ms. Griffis holds a B.S. in Environmental and Science Engineering from the California Institute of Technology.
Brian Camire. Mr. Camire has served as our General Counsel and Secretary since June 2021. Mr. Camire served as Legacy WMH’s General Counsel from May 2019 to June 2021. Prior to joining Legacy WMH, Mr. Camire served as Associate General Counsel of Snap Inc. from May 2016 until April 2019 and as Corporate Counsel from March 2015 to May 2016. From January 2011 to February 2015, Mr. Camire worked as an associate attorney at Cooley LLP. Mr. Camire holds a B.A. in Mathematics from Northwestern University and a J.D. from the University of Michigan Law School.

WM Technology, Inc.	25	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of April 21, 2025, by:
•	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock and Class V Common Stock;
•	each of our current Named Executive Officers and directors; and
•	all of our current executive officers and directors, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 154,373,308 shares of our Class A Common Stock and Class V Common Stock issued and outstanding as of Monday, April 21, 2025 and do not take into account the issuance of any shares of Class A Common Stock upon (i) the exercise of 19,499,973 Warrants to purchase an aggregate of 19,499,973 shares of Class A Common Stock or (ii) the exchange of 13,803,732 Class P Units for up to 13,803,732 shares of Class A Common Stock. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A Common Stock.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of our Common Stock.

WM Technology, Inc.	26	2025 Proxy Statement

Name of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	% of Class A Common Stock	Number of Shares of Class V Common Stock Beneficially Owned(2)	% of Class V Common Stock	Combined % of Total Voting Power(3)
Directors and Named Executive Officers:
Tony Aquila(4)	5,304,011	5.0%	—	—	3.4%
Douglas Francis(5)	5,516,077	5.2%	22,970,182	46.6%	18.4%
Scott Gordon	446,900	*	—	—	*
Olga Gonzalez	376,820	*	—	—	*
Brenda Freeman	376,822	*	—	—	*
Anthony Bay	397,455	*	—	—	*
Brian Camire	933,065	*	—	—	*
Glen Ibbott	168,350	*	—	—	*
Duncan Grazier	—	—	—	—	—
Susan Echard	—	—	—	—	—
All Directors and Current Executive Officers of the Company as a Group (10 Individuals)(7)	13,519,500	12.6%	22,970,182	46.6%	23.3%
Five Percent Holders:
Ghost Media Group, LLC(5)(6)	—	—	8,469,191	17.2%	5.5%
Morgan Stanley(8)	6,016,658	5.7%	—	—	3.9%
Justin Hartfield(6)	61,679	0.1%	29,318,217	59.4%	19.0%

*	Represents beneficial ownership of less than 1%.
1.	Unless otherwise noted, the business address of each of the following entities or individuals is 41 Discovery, Irvine, California 92618.
2.
Holders of Class A Common Stock and Class V Common Stock are entitled to one vote for each share of Class A Common Stock or Class V Common Stock, as the case may be, held by them. Each share of Class V Common Stock, together with a corresponding limited liability company interest in WMH LLC (as defined below) (together, a “Paired Interest”) is exchangeable for shares of Class A Common Stock on a one-for-one basis from time to time, unless we determine to pay cash consideration for such Paired Interests.

3.	Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock voting together as a single class.
4.
Includes 3,600,000 shares in the aggregate of shares of Class A Common Stock held by AFV Partners SPV-5 (WM) LLC (“AFV 5”), AFV Partners SPV-6 (WM) LLC (“AFV 6”) and three family trusts (the “Trusts”) upon the completion of the business combination pursuant to the PIPE subscription financing. Mr. Aquila is the Chairman and CEO of AFV Management Advisors LLC, which exercises ultimate voting and investment power with respect to the shares held by AFV 5 and AFV 6 and a co-trustee of each of the Trusts and as such may be deemed to hold voting and dispositive power with respect to the shares held in the aggregate by such Trusts. It also includes 1,704,011 shares of Class A Common Stock that Mr. Aquila personally holds, which include 156,250 shares of underlying restricted stock units that vest on June 21, 2025. The business address of the reporting person is 2126 Hamilton Road Suite 260, Argyle, TX 76226.

5.
The number of Class V Common Stock beneficially owned includes 3,740,393 shares of Class V Common Stock held by Mr. Francis, 8,691,425 shares of Class V Common Stock held by Rebecca Francis Legacy Trust, 8,469,191 shares of Class V Common Stock held by Ghost Media Group, LLC, 600,618 shares of Class V Common Stock held by Genco Incentives, LLC and 1,468,555 shares of Class V Common Stock held by WM Founders Legacy I, LLC. Ghost Media Group, LLC is controlled by Messrs. Francis and Hartfield and WM Founders Legacy I, LLC and Genco Incentives, LLC are controlled by Mr. Francis. Accordingly, Mr. Francis may be deemed to be a beneficial owner of the Class A Units held by Ghost Media Group, LLC, Genco Incentives, LLC and WM Founders Legacy I, LLC. The 5,516,077 shares of Class A Common Stock held by Mr. Francis include 361,865 shares of underlying restricted stock units (“RSUs”) that vest within 60 days of April 21, 2025.

WM Technology, Inc.	27	2025 Proxy Statement

6.
Includes 19,278,067 shares of Class V Common Stock held by Mr. Hartfield, 8,469,191 shares of Class V Common Stock held by Ghost Media Group, LLC and 1,570,959 shares of Class V Common Stock held by WM Founders Legacy II, LLC. Ghost Media Group, LLC is controlled by Messrs. Hartfield and Francis and WM Founders Legacy II, LLC is controlled by Mr. Hartfield. Accordingly, Mr. Hartfield may be deemed to be a beneficial owner of the shares held by Ghost Media Group, LLC and WM Founders Legacy II, LLC.

7.
Class A Common shares consist of (i) 11,436,893 shares held of record by our current executive officers and directors, and (ii) 2,082,607 shares issuable upon the vesting of RSUs within 60 days of April 21, 2025.

8.
Based solely on information obtained from a Schedule 13G filed by Morgan Stanley on February 9, 2024, includes 6,016,658 shares of Class A Common stock. The business address of the reporting person is 1585 Broadway, New York, NY 10036.

Equity Compensation Plan
The following table summarizes information about our equity compensation plans as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plan approved by stockholders	12,289,299(1)	$—	26,246,690(4)
Equity compensation plan not approved by stockholders	—		—
Total	12,289,299	$—	26,246,690

1
The number of shares to be issued upon exercise of outstanding options, warrants and rights includes shares that will be issued upon the vesting of outstanding RSU awards of 7,946,908 shares and performance based restricted stock units (“PRSUs”) awards of 4,342,391 shares.

2
The weighted-average exercise price of outstanding options, warrants and rights does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PRSUs, which have no exercise price.

3
Our 2021 Equity Plan provides that on the first day of each fiscal year beginning with the 2022 fiscal year, the number of shares of Class A Common stock reserved for issuance under the 2021 Equity Plan will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock.

4
The number consists of 19,341,168 shares of our common stock reserved for issuance under our 2021 Equity Plan and 6,905,522 shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.

WM Technology, Inc.	28	2025 Proxy Statement

Executive Compensation
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help shareholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2024 compensation program for our Named Executive Officers.
Our Named Executive Officers for the year ended December 31, 2024, are:
•	Douglas Francis, our principal executive officer and Chairperson of the Board
•	Brian Camire, our General Counsel and Secretary
•	Duncan Grazier, our former Chief Technology Officer(1)
•	Susan Echard, our Chief Financial Officer
1.
Mr. Grazier tendered his resignation from his role as Chief Technology Officer, effective July 31, 2024. Pursuant to a Separation and Release Agreement between Mr. Grazier and the Company, Mr. Grazier provided services as a Special Advisor through October 31, 2024.

Relationship Between Pay and Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers and of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
•
First, we provide the opportunity for our Named Executive Officers to receive annual cash bonus payments based on corporate and individual performance. The Compensation Committee approved performance cash bonuses for 2024 that provided our Named Executive Officers with cash bonus payments based on the short-term financial, operational, and strategic results that met pre-established corporate performance goals established by management and included the evaluation of individual contributions in achieving those goals.

•
In addition, we grant time-based RSU awards, and have in the past, and again in 2024 for Mr. Francis, granted performance-based RSU (PRSU) awards, that may be earned or vest and settled for shares of our Class A Common Stock, which in the aggregate comprise a majority of our Named Executive Officers’ target annual total direct compensation opportunities. The value of these equity awards depends entirely on the value of our Class A Common Stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent in nature, rather than fixed, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

WM Technology, Inc.	29	2025 Proxy Statement

In 2024, approximately 50% of our Chief Executive Officer’s target total direct compensation and approximately 33%, on average, of Mr. Camire’s and Mr. Grazier’s target total direct compensation consisted of variable, “at-risk” compensation1. For additional information, see “—Executive Employment Arrangements” below.
We believe that this design provides balanced incentives for our Named Executive Officers to execute our operational objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee intends to regularly evaluate the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our performance over this period.
Executive Compensation Policies and Practices
We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2024:

WHAT WE DO	WHAT WE DON’T DO
•
Maintain Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this Proxy Statement.
•
No Executive Officer Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all our other employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

•
Retain an Independent Compensation Consultant. In 2024, the Compensation Committee engaged its own compensation consultant to provide information, analysis, and other advice on compensation matters independent of management. This compensation consultant performed no other services for us during 2024.
•
Limited Executive Officer Perquisites. We generally provide benefits to our Named Executive Officers on the same basis as provided to all of our employees, including health, dental and vision insurance; accidental death and dismemberment insurance; disability insurance; and a tax-qualified Section 401(k) plan.

•
Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy and policies planned to be done annually, including review and approval of the 2024 short-term incentive awards for executive officers.
•
No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits that are contingent upon a change-in-control of the Company.

•
Compensation “At-Risk.” Other than the compensation for Mr. Francis, our executive compensation program is designed so that a meaningful portion of our Named Executive Officers’ target annual total direct compensation is “at-risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.
•
No Hedging or Pledging of our Securities. As part of our insider trading policy, all our directors, officers, employees and certain designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

•
Use of “Pay-for-Performance” Philosophy. At least one-third of our Named Executive Officers’ target annual total direct compensation, other than for Ms. Echard, is directly linked to our financial results and our stock price performance.

[1]
Mr. Grazier ceased providing services to the Company on October 31, 2024. Ms. Echard does not have a target bonus under the agreement with SeatonHill described in the Form 8-K filed by the Company on July 20, 2023, although she was awarded a performance cash bonus as reflected in the Summary Compensation Table below.

WM Technology, Inc.	30	2025 Proxy Statement

WHAT WE DO		WHAT WE DON’T DO
•
Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers are earned and/or vest over multi-year periods, consistent with current market practice and our retention objectives.

•
Maintain “Double-Trigger” Change-in-Control Arrangements. Our Named Executive Officers other than Ms. Echard are eligible to participate in the Severance and Change in Control Plan, which provides certain payments and other benefits in the event of an involuntary termination of employment in connection with a change-in-control of the Company. These “double-trigger” arrangements require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid. In addition, all such payments and benefits are subject to the execution and delivery of an effective general waiver and release of claims in favor of the Company.

•	Only Broad-Based Health and Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees.
•	Clawback Policy. We require compensation recoupment with respect to our executive officers pursuant to the terms of our clawback policy.
•	Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

Stockholder Advisory Votes on Named Executive Officer Compensation
At the annual meeting to which this Proxy Statement relates, we will be conducting a non-binding vote on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote).
See “Proposal No. 2: Advisory Vote, on a Non-binding Basis, to Approve the Compensation of Our Named Executive Officers for the Year Ended 2024” in this Proxy Statement.
Although these are non-binding, advisory votes, we value the opinions of our stockholders. At our 2024 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our Named Executive Officers (98.22% of votes cast). The Board and the Compensation Committee believe this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee considered the results of this advisory vote in connection with developing our compensation policies and making compensation decisions for 2025.
The Compensation Committee will consider the outcome of the 2025 Say-on-Pay vote, in addition to other relevant stockholder feedback that may be received throughout the year, when making future compensation decisions for our Named Executive Officers.

WM Technology, Inc.	31	2025 Proxy Statement

Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to achieve our ambitious goals by attracting, motivating, and retaining talented, deeply qualified, and committed individuals who believe in our mission, while rewarding them for long-term value creation. Specifically, our compensation philosophy is as follows:
•
Attract Top Talent – Given the nature of our business and our long-term financial and strategic objectives, we must compete with other top technology companies for talent to build and grow our Company;

•
Develop and Maintain a Performance-Based Culture – To be successful in a highly competitive market for talent, we must create consistency through a compensation program that motivates exceptional performance by expanding the reach of our employees’ incentives so that they may share in the success of our business with our stockholders; and

•
Retain Exceptional Employees – To ensure that we can meet our objectives, we must foster a culture that instills a sense of commitment to the organization and each other while, at the same time, recognizing and rewarding individual contributions and impact.

A critical priority is to promote a long-term commitment to the Company by our Named Executive Officers and other key employees. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers and knowledgeable, experienced employees. Our team-focused culture and management processes are designed to foster this commitment.
While we are still evolving our compensation policies and practices, we strive for a fair, competitive, transparent, and equitable approach in recognizing and rewarding our Named Executive Officers and other employees. We take a principled approach to providing fair, relevant, and competitive compensation and benefits to a dynamic workforce with diverse needs. For our Named Executive Officers, we aim to balance short-term and long-term compensation and fixed amounts of cash with variable incentive compensation.
Compensation Elements
Generally, our executive compensation program consists of three principal elements – base salary, cash bonus opportunities, and long-term incentive compensation in the form of equity awards.

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing a competitive fixed amount of cash compensation based on the executive’s role, prior experience, and expected contributions to the Company
Cash Bonuses	Variable	Cash
Designed to motivate our executives to achieve business objectives tied to specific Company metrics and which are aligned to our annual priorities, with the payout opportunity based on Company and individual performance

Long Term Incentive Compensation	Variable	Equity awards in the form of RSU awards that may be settled for shares of our Class A Common Stock and PRSU awards that may be earned and settled for shares of our Class A Common Stock	Designed to align the interests of our executives and our stockholders while helping to attract and retain talented leaders by paying for performance

We also provide certain post-employment compensation (severance and change-in-control) payments and benefits that are consistent with our view of competitive market practices, and other benefits, such as health and welfare programs, including a Section 401(k) retirement savings plan. In general, our executive officers participate in the standard employee health and welfare benefit programs available to our employees generally.

WM Technology, Inc.	32	2025 Proxy Statement

Base Salary
Base salary represents the fixed portion of the compensation of our Named Executive Officers and is a critical element of compensation intended to attract and retain highly talented individuals. Generally, the base salary for each Named Executive Officer is intended to provide a fixed amount of cash compensation that is based on the executive’s role, experience, and expected contributions to the Company. Base salary is also designed to provide our Named Executive Officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.
The annual base salaries of our Named Executive Officers for 2024 were as follows:

Named Executive Officer	2024 Base Salary ($)
Douglas Francis(1)	$987,346
Brian Camire(2)	$410,000
Duncan Grazier(3)	$425,000
Susan Echard(4)	$440,800

1.	Mr. Francis’ previous annual base salary was $1,020,000 and was decreased to $750,000 on November 7, 2024.
2.	The Compensation Committee approved an increase of Mr. Camire’s annual base salary to $450,000 on March 5, 2025.
3.	Mr. Grazier’s annual base salary was $425,000 through his resignation date of October 31, 2024. For his actual amount earned in 2024, please refer to the Summary Compensation Table below.
4.	Ms. Echard is an employee of SeatonHill Partners, LP (SeatonHill), and indirectly received 80% of the fees paid to SeatonHill for her services.
Upon review, the Compensation Committee (i) awarded the adjusted annual base salary for Mr. Francis, and (ii) made no adjustment to, the annual base salaries of Mr. Camire and Mr. Grazier, who ceased providing services to the Company as of October 31, 2024, as part of its annual review of our executive compensation program.
The total base salaries paid to our Named Executive Officers during 2024 are set forth in the “Summary Compensation Table” below.
Cash Bonuses
Target Bonus Opportunities
From time to time, our Compensation Committee may adjust a Named Executive Officer’s target cash bonus opportunity after taking into account the Named Executive Officer’s position, role and responsibilities, experience, prior target cash bonus opportunity, the target bonus opportunities of our other Named Executive Officers, and our compensation objectives. Our Compensation Committee also considered information about the target bonus opportunities of similarly situated executives in other companies at a similar stage of development. Upon review, the Compensation Committee (i) approved a target cash bonus opportunity for Mr. Francis of 100% of his base salary as part of his offer letter, and (ii) made no adjustments to the target cash bonus opportunities for Messrs. Camire and Grazier, who ceased providing services to the Company as of October 31, 2024, as part of its annual review of our executive compensation program. Ms. Echard does not have a target bonus under the agreement with SeatonHill described in the Form 8-K filed by the Company on July 20, 2023.

WM Technology, Inc.	33	2025 Proxy Statement

The target cash bonus opportunities of our Named Executive Officers for 2024, as a percentage of annual base salary, were as follows:

Named Executive Officer	2024 Target Cash Bonus Opportunity (as a percentage of base salary)	2024 Target Cash Bonus Opportunity ($)
Douglas Francis(1)	100%	$750,000
Brian Camire	50%	$205,000
Duncan Grazier(2)	50%	$212,500
Susan Echard(3)	—	—

1.	Mr. Francis target cash bonus opportunity is a percentage of base salary in effect at November 7, 2024
2.	Mr. Grazier ceased providing services to the Company effective October 31, 2024.
3.
Ms. Echard does not have a target bonus under the agreement with SeatonHill described in the Form 8-K filed by the Company on July 20, 2023, although one may be and was awarded upon review, as reflected in the Summary Compensation Table below.

Evaluation of Performance
The cash bonuses awarded for 2024 by the Compensation Committee for Mr. Francis and Mr. Camire were 50% based on an individual award component and 50% was based on Company performance against Revenue, Adj. EBITDA and 2024 cash achievement targets set by management for fiscal year 2024 in the same manner as the core bonus plan for the rest of the employees of the Company. See the paragraph immediately below, Cash Bonus Payments for additional details regarding our cash bonus payments.
Cash Bonus Payments
In March 2025 the Compensation Committee approved the short-term incentive payments for 2024, which were 50% based on our actual financial performance for the year and 50% based on an individual performance component. The company performance award was based on (i) fiscal year 2024 Revenue achievement, (ii) fiscal year 2024 Adj. EBITDA achievement (See Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a definition of non-GAAP, Adjusted EBIDTA and other information, including a reconciliation of net income (loss) to non-GAAP EBITDA and Adjusted EBIDTA for the fiscal years ended December 31, 2024 and 2023), and (iii) 2024 cash achievement measured as of December 31, 2024. The Compensation Committee reviewed and provided input on our Chief Executive Officer’s determinations as to each Named Executive Officer’s cash bonus target.

WM Technology, Inc.	34	2025 Proxy Statement

In March 2025, upon review and consideration of executive performance for 2024, our Compensation Committee determined that the 2024 short-term incentive goals achieved at 90% based on 80% achievement of the 2024 Revenue, 2024 Adjusted EBITDA (See Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a definition of non-GAAP, Adjusted EBIDTA and other information, including a reconciliation of net income (loss) to non-GAAP EBITDA and Adjusted EBIDTA for the fiscal years ended December 31, 2024 and 2023) and 2024 Cash goal components and 100% achievement of the individual performance component, and that a discretionary cash bonus should be paid to Mr. Francis and Mr. Camire to account for their individual contributions. The Compensation Committee also determined to award a discretionary cash bonus to Ms. Echard to account for her individual contributions in 2024.

Named Executive Officer	2024 Target Cash Bonus Opportunity ($)	Actual 2024 Cash Bonus ($)	Actual 2024 Cash Bonus (as a percentage of target cash bonus opportunity)
Douglas Francis	$750,000	$675,000	90%
Brian Camire	$205,000	$184,950	90%
Duncan Grazier(1)	$212,500	$—	—
Susan Echard(2)	$—	$200,000	—%

1.	Excludes Severance Payments for Mr. Grazier.
2.
Actual 2024 Cash Bonus for Ms. Echard was a discretionary award as Ms. Echard does not have a target bonus under the agreement with SeatonHill described in the Form 8-K filed by the Company on July 20, 2023.

Going forward, we anticipate the Compensation Committee will design and adopt a similar cash bonus plan for our Named Executive Officers as part of its annual review of our executive compensation program.
The annual bonuses awarded to our Named Executive Officers for 2024 are set forth in the “Summary Compensation Table” below.
In addition, on July 18, 2024, the Compensation Committee, awarded Mr. Francis, a discretionary performance bonus for fiscal year 2023 in the amount of $835,000, in recognition of the Company’s performance and his individual performance in the role of Executive Chair and principal executive officer, which bonus was considered immediately earned and paid to Mr. Francis by the Company.
Long-Term Equity Incentive Compensation
We encounter significant competition for qualified personnel, and long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, and reward qualified and experienced executives. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executives without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our Class A Common Stock and, thereby, align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create value for our stockholders. Equity awards also help us retain our Named Executive Officers in a highly competitive market.

WM Technology, Inc.	35	2025 Proxy Statement

In December 2021, we granted time-based RSU awards and PRSU awards, which may be settled for shares of our Class A Common Stock, to motivate and reward our Named Executive Officers for long-term increases in the value of our Class A Common Stock. Mr. Grazier was not a Named Executive Officer at the time, and received time-based RSU awards in August 2021 and March 2022 consistent with other non-executive employees. In November 2024, we granted time-based RSU awards and PRSU awards, which may be settled for shares of our Class A Common Stock, to motivate and reward our Chief Executive Officer for long-term increases in the value of our Class A Common Stock. Mr. Camire, Mr. Grazier and Ms. Echard did not receive any RSU awards in 2024 in their roles as General Counsel, former Chief Technology Officer and Chief Financial Officer, respectively. We view these equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives over a multi-year performance period, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the stock underlying these awards vest or are earned. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we believe that we are able to incentivize and retain our Named Executive Officers using fewer shares of our Class A Common Stock than would be necessary if we used stock options to provide an equity stake in the Company. Further, since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our Named Executive Officers that are aligned with the interests of our stockholders. We believe that PRSU awards also served as an effective source of motivation for our Named Executive Officers to drive our financial performance. In addition, PRSU awards provided a direct link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives.
The Compensation Committee reviewed and determined the size of the equity awards of our current Named Executive Officers based on a formula that took into account each eligible Named Executive Officer’s position, qualifications, experience and a competitive market analysis prepared by its compensation consultant, and awarded time-based RSU awards and PRSU awards to Mr. Francis in November 2024. Based upon these factors, the Compensation Committee determined the size of each equity award at levels considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
The equity awards granted to our Named Executive Officers in 2024 under the WM Technology, Inc. 2021 Equity Incentive Plan (the “2021 Equity Plan”), were as follows:

Named Executive Officer	RSU Awards (number of units) (#)	RSU Awards (grant date fair value) ($)	PRSU Awards (target number of units) (#)	PRSU Awards (grant date fair value) ($)
Douglas Francis	4,342,391	$3,343,641	4,342,391	$1,650,109
Duncan Grazier	—	—	—	—
Brian Camire	—	—	—	—
Susan Echard(1)	—	—	—	—

1.	Ms. Echard was and is not an employee and therefore was not eligible for an award under the 2021 Equity Plan in 2024 pursuant to the agreement with SeatonHill.
RSU Awards
The RSU awards granted to Mr. Camire in 2021, and to Mr. Grazier and Mr. Camire in September 2023, and to Mr. Francis in November 2024 each vest in equal quarterly installments over three years following the vesting commencement date, and vesting terminates upon the Named Executive Officer’s termination of continuous service with us. Each unit granted pursuant to these RSU awards represents a contingent right to receive one share of our Class A Common Stock for each unit that vests.

WM Technology, Inc.	36	2025 Proxy Statement

The RSU awards originally granted to Mr. Grazier in August 2021 and March 2022 vested in equal quarterly installments over four years commencing on the first vest date (except that 25% of Mr. Grazier’s first grant vested on a one-year cliff first vest date), and vesting terminated upon Mr. Grazier’s termination of continuous service with us. Each unit granted pursuant to these RSU awards represented a contingent right to receive one share of our Class A Common Stock for each unit that vests. The RSU awards granted to Mr. Francis in previous years in his capacity as a director of the Company, are as described in the section titled “Director Compensation” below.
PRSU Awards
The PRSUs granted to Mr. Francis vest only if we achieved specified stock performance milestones during the performance period beginning on November 7, 2024 and ending on December 31, 2027 (the “Performance Period”). The actual number of PRSUs that vest will be determined based upon the following milestone achievements: (i) one half of the PRSUs will vest if the volume weighted average price of our Class A Common Stock during any period of 30 trading days during the Performance Period equals or exceeds $3.25, and (ii) one half of the PRSUs will vest if the volume weighted average price of our Class A Common Stock during any period of 30 trading days during the Performance Period equals or exceeds $5.00.
The number of PRSUs that vest will be determined by our Compensation Committee at any applicable time during Performance Period that an achievement milestone is met, but in no event past the 90-day period following the end of the Performance Period. Mr. Francis must remain employed by us through the determination date for the PRSU award to vest.
The equity awards vested to our Named Executive Officers during the performance period are set forth in the “Summary Compensation Table” below.
Health and Welfare Benefits
Our Named Executive Officers are generally eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all our other eligible employees. These benefits include medical, dental, and vision insurance, vacation, personal holidays, and sick days, basic life insurance and supplemental life insurance, short-term and long-term disability insurance, and a Section 401(k) retirement savings plan. In addition, our executives are eligible for life insurance and disability benefits paid for by us. In addition, Mr. Francis is eligible for a reimbursement of the annual membership fee for a concierge medical plan selected by Mr. Francis, subject to a net after-tax maximum yearly amount of $24,000, which Mr. Francis did not use in 2024.
Section 401(k) Plan
We maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides our employees, including our Named Executive Officers, who satisfy certain eligibility requirements, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the day they complete three months of employment and participants are able to defer, either on a pre-tax basis or on an after-tax (Roth) basis through contributions to the Section 401(k) Plan, up to 90% of their eligible compensation, but within the limits prescribed by the Internal Revenue Code (the “Code”). All participants’ interests in their deferrals are 100% vested when contributed. Under the Section 401(k) Plan, we make matching contributions of 100% of each participant’s elective deferrals of the first 1% of such participant’s eligible compensation plus 50% of each participant’s elective deferrals of the next 2% to 6% of such participant’s eligible compensation, up to a maximum matching contribution of 3.5% of eligible compensation. The Section 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the Section 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code.
We believe these benefits are generally consistent with those offered by other companies and specifically those companies with which we compete for employees. We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

WM Technology, Inc.	37	2025 Proxy Statement

Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make them more efficient and effective, and for recruitment and retention purposes. During 2024, our Named Executive Officers did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Equity Award Grant Policy
The Compensation Committee has adopted an equity award grant policy to ensure the integrity and efficiency of our equity award process. The Board has delegated to the Compensation Committee the express authority to serve as administrator of the 2021 Equity Plan, although such delegation of authority is not exclusive as the Board retains concurrent rights to grant equity awards under the 2021 Equity Plan.
The Compensation Committee has delegated to the Equity Grant Committee (which consists of our principal executive officer, General Counsel, and Chief Financial Officer) (the “EGC”) the nonexclusive authority to grant equity awards to employees who are not “officers” as defined in Rule 16a-1 of the Exchange Act. Further, the EGC may not grant any equity award to a member of the EGC, any member of the Board, or any consultant. At least annually, the EGC will provide the Compensation Committee with a report summarizing the equity awards granted by the EGC during the applicable period.
It is also our intent that no equity awards will be backdated, nor will the timing of the public release of material information or of the grant of an equity award be manipulated with the intent of benefiting an award recipient.

WM Technology, Inc.	38	2025 Proxy Statement

Summary Compensation Table
The following table shows compensation awarded or paid to, or earned by, our Named Executive Officers with respect to the years ended 2024 and 2023. The amounts in the “Stock awards” column reflect our accounting expense for these equity awards, as further described in the footnotes to the table, and do not necessarily represent the actual economic value that was realized in the stated year or may be realized by the Named Executive Officers.
For 2024, our Named Executive Officers were:
•	Douglas Francis, our principal executive officer and Chief Executive Officer;
•	Brian Camire, our General Counsel and Secretary.
•	Duncan Grazier, our former Chief Technology Officer
•	Susan Echard, our Chief Financial Officer

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)
Douglas Francis, Chief Executive Officer and Chairperson of the Board	2024	987,346	835,000	4,993,750	—	675,000	—	17,931	7,509,027
	2023	388,384	700,000	—	—	—	—	73,661	1,162,045
Brian Camire, General Counsel and Secretary	2024	413,154	184,950	—	—	—	—	14,238	612,342
	2023	410,000	45,100	865,218	—	136,325	—	12,111	1,468,754
Duncan Grazier, Former Chief Technology Officer	2024	339,591	—	—	—	—	—	$190,018	529,609
	2023	391,779	246,750	914,718	—	141,312	—	24,658	1,719,217
Susan Echard, Chief Financial Officer	2024	440,800	200,000	—	—	—	—	—	640,800
	2023	—	—	—	—	—	—	—	—

1.
Mr. Grazier tendered his resignation from his role as Chief Technology Officer, effective July 31, 2024. Pursuant to a Separation and Release Agreement between Mr. Grazier and the Company, Mr. Grazier provided services as a Special Advisor through October 31, 2024 .

2.
The amounts represent performance-based, discretionary cash bonuses including a performance bonus of $835,000 for Mr. Francis and a discretionary bonus of $200,000 to Ms. Echard to account for their individual contributions, as described under “—Cash Bonuses—Cash Bonus Payments” above.

3.
Amounts reflect the grant date fair value of all time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit (“PRSU”) awards in accordance with ASC 718. The grant date fair value of each RSU award was measured based on the per share closing price of our Class A Common Stock on the date of grant. The grant date fair value of each PRSU awards was measured using a Monte Carlo simulation model. The amounts reported do not correspond to the economic value received by each Named Executive Officer from the equity award. For additional information regarding the market value of outstanding stock awards, see “Outstanding Equity Awards at Fiscal Year-End” below. For information regarding assumptions underlying the value of equity awards, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

4.	Includes amounts paid under the short term incentive plan (“STIP”). as further described in the “Cash Bonus Payments” section above.
5.
The amounts include (i) group term life insurance premiums in excess of the broad-based benefit level of $816, $806 and $411 for 2024 for Messrs. Francis, Camire and Grazier, respectively and $280, $561 and $224 for 2023 for Messrs. Francis, Camire and Grazier, respectively; (ii) matching contributions under our 401(k) plan of $17,115, $13,432 and $12,440 for 2024 for Messrs. Francis, Camire and Grazier, respectively and $4,708, $11,550 and $11,327 for 2023 for Messrs. Francis, Camire and Grazier, respectively; (iii) severance of $130,855 in 2024 for Mr. Grazier; (iv) parental leave benefit of $14,744.43 in 2024 and $13,106 in 2023 for Mr. Grazier and (v) vacation supplemental of $31,566 in 2024 for Mr. Grazier.

WM Technology, Inc.	39	2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table shows certain information regarding outstanding equity awards for the Named Executive Officers as of December 31, 2024:

			Option Awards					Stock Awards
Name	Grant Date	Vesting Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Douglas Francis	11/7/2024	(2)						4,342,391	5,992,500
	11/7/2024	(3)								4,342,391	5,992,500
Brian Camire	9/30/2023	(4)						382,358	527,654
	12/8/2020		247,909	0		10.00
	11/12/2019		433,840	0		8.03
Duncan Grazier	12/8/2020		61,977	0		10.00
	12/10/2019		61,977	0		8.03

1.	The market value is based on the closing price of our common stock as of December 31, 2024 of $1.38 per share.
2.	The remaining unvested RSU award vests in twelve equal quarterly installments beginning on February 15, 2025, subject to continued service with us.
3.
The PRSU award vests based upon achieving certain target prices for the Company’s common stock in accordance with the performance-based vesting conditions described above under “Long-Term Equity Incentive Compensation.”

4.	The remaining unvested RSU award vests in seven equal quarterly installments beginning on February 15, 2025, subject to continued service with us.

WM Technology, Inc.	40	2025 Proxy Statement

Narrative to Summary Compensation Table
For 2024, the compensation programs for our Named Executive Officers consisted of base salary, cash bonuses and equity-based incentive awards. Detailed information about these compensation programs can be found above in the section Executive Compensation – Compensation Elements.
Executive Employment Arrangements
Each of our Named Executive Officers have entered into an offer letter with Ghost Management Group, LLC, which provides for employment on an at-will basis.
Douglas Francis
Mr. Francis entered into an offer of continued employment with Ghost Management Group, LLC, dated November 7, 2024, reflecting his continued service as our Chief Executive Officer. Pursuant to the terms of the offer letter, Mr. Francis’ annual base salary is $750,000. Mr. Francis also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us. In addition, Mr. Francis is eligible for a reimbursement of the annual membership fee for a concierge medical plan selected by Mr. Francis, subject to a net after-tax maximum yearly amount of $24,000.
Duncan Grazier – Employment Agreement
Mr. Grazier previously entered into an offer letter with Ghost Management Group, LLC, dated August 20, 2019. Pursuant to the terms of the offer letter, Mr. Grazier’s annual base salary was $250,000 per year, which increased to $425,000 following his promotion to Chief Technology Officer. Mr. Grazier also was eligible to participate in the employee benefit plans generally available to our employees and maintained by us. Mr. Grazier terminated effective October 31, 2024.
Duncan Grazier – Separation Agreement
On August 7, 2024, Mr. Grazier and Ghost Management Group, LLC entered into a Separation and Release Agreement (the “Separation Agreement”), providing for the terms of Mr. Grazier’s separation from employment with us. Under the Separation Agreement, Mr. Grazier remained employed with the Company on an “at-will” basis with the title of Special Advisor, assisting the Company in the transition of the Chief Technology Officer role through October 31, 2024. In addition, under the Separation Agreement, the Company agreed to provide Mr. Grazier with the following separation payments and benefits in lieu of any payments or benefits he may otherwise have been entitled to under the terms of his employment agreement: an amount equal to the equivalent of nine months base salary plus 75% of his 2024 target bonus, less any applicable taxes, deductions and withholdings; nine months of paid COBRA premiums (which would cease in the event of new coverage with a subsequent employer); and vesting acceleration of 66,086 restricted stock units. The Separation Agreement contained a release of claims, subject to customary exceptions.
Brian Camire
Mr. Camire previously entered into an offer letter with Ghost Management Group, LLC, dated April 4, 2019. Pursuant to the terms of the offer letter, Mr. Camire’s annual base salary was $350,000, which increased to $410,000 per year, and which further increased to $450,000 in March 2025. Mr. Camire also is eligible to participate in the employee benefit plans generally available to our employees and maintained by us.

WM Technology, Inc.	41	2025 Proxy Statement

Susan Echard
Ms. Echard is not an employee of Ghost Management Group, LLC, and is providing services pursuant to the pursuant to an executive services agreement (the “Executive Services Agreement”), dated July 16, 2023, entered into by and between the Company and SeatonHill Partners, LP (“SeatonHill”). Pursuant to the terms of the Executive Services Agreement, SeatonHill is paid $61,800 per month which is inclusive of $1,800 administrative fees. Ms. Echard receives a portion of the amount paid to SeatonHill. Ms. Echard is not eligible to participate in the employee benefit plans generally available to our employees and maintained by us.
Potential Payments Upon Termination or Change in Control
Each of Mr. Francis and Mr. Camire is eligible to participate in the Severance Plan, which provides certain benefits. Ms. Echard was not eligible to receive any severance or change in control benefits as of December 31, 2024.
The Severance Plan provides for severance and change in control benefits to our Named Executive Officers upon a “change in control termination” or a “regular termination” (each, as described below). Upon a change in control termination, Mr. Camire is entitled to (i) a lump sum payment equal to 12 months of his base salary, (ii) a lump sum payment equal to 100% of his annual target cash bonus, (iii) full vesting acceleration of all outstanding equity awards (with any performance-based vesting awards deemed achieved at target level), and (iv) payment of group health insurance premiums for 12 months. Upon a change in control termination, Mr. Francis (together with Mr. Camire, our current Named Executive Officers eligible to participate in the Severance Plan) is entitled to (i) a lump sum payment equal to 18 months of his base salary, (ii) a lump sum payment equal to 150% of his annual target cash bonus, (iii) full vesting acceleration of all outstanding equity awards (with any performance-based vesting awards deemed achieved at target level), and (iv) payment of group health insurance premiums for 18 months. Upon a regular termination, Mr. Camire is entitled to (i) continued payment of his base salary for 9 months, (ii) a lump sum payment equal to 75% of his annual target cash bonus, and (iii) payment of group health insurance premiums for 9 months. Upon a regular termination, Mr. Francis is entitled to (i) continued payment of his base salary for 12 months, (ii) a lump sum payment equal to 100% of his annual target cash bonus, and (iii) payment of group health insurance premiums for 12 months. All benefits under the Severance Plan are subject to the Named Executive Officer’s execution of an effective release of claims against us.
For purposes of the Severance Plan, a “change in control termination” is a termination by us without “cause” (and not as a result of death or disability) or a resignation by the Named Executive Officer for “good reason” (each, as defined in the Severance Plan), that occurs during the period of time beginning three months before the closing of, and ending 12 months following the closing of, a “change in control” (as defined in our 2021 Equity Plan), which we refer to as the “change in control period.” A “regular termination” is a termination by us without cause that does not occur during a change in control period. No benefits are payable pursuant to our Severance Plan in the event of a Named Executive Officer’s retirement or voluntary resignation (other than for Good Reason, as described above).
Mr. Grazier’s service as our Chief Technology Officer terminated on July 31, 2024. See “—Duncan Grazier Separation Agreement” above for more information regarding Mr. Grazier’s separation and the payments received in connection therewith.

WM Technology, Inc.	42	2025 Proxy Statement

The following table quantifies the amount of cash payments, continued health benefits, and the value of any equity acceleration our eligible Named Executive Officers would have received in connection with certain terminations of employment as if such termination of employment had occurred on December 31, 2024.

Name(1)	Triggering Event	Salary ($)	Bonus ($)	Continued Benefits ($)	Equity Acceleration ($)(2)	Total ($)
Douglas Francis	Involuntary Termination (non-CIC)	750,000	750,000	35,344	—	1,535,344
	Involuntary Termination during CIC period	1,125,000	1,125,000	53,017	11,985,000	8,295,517
Brian Camire	Involuntary Termination (non-CIC)	307,500	153,750	18,513	—	479,763
	Involuntary Termination during CIC period	410,000	205,000	24,684	527,654	1,167,338

1.	Excludes Mr. Grazier and Mrs. Echard, who were each not a participant in the Severance Plan as of December 31, 2024.
2.	The market value of equity acceleration is calculated based on the closing price of our common stock as of December 31, 2024 of $1.38 per share.
Pension Benefits and Retirement Plan
Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2024 other than the 401(k) Plan.
Clawback Policy
In 2023, we adopted our Incentive Compensation Recoupment Policy in compliance with requirements under the Dodd Frank Wall Street Reform and Consumer Protection Act and related Nasdaq listing rules, which was amended and restated in 2024.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.
Director Compensation
Non-Employee Director Compensation
In 2024, we compensated our non-employee directors in accordance with a Non-Employee Director Compensation Policy. The Non-Employee Director Compensation Policy is intended to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber directors who are not our employees or officers.

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The Non-Employee Director Compensation Policy was amended in 2023 with changes effective on 1/1/2023. The Non-Employee Director Compensation Policy, as amended, that remained effective for 2024 consisted of the following elements:

Description of Non-Employee Director Compensation	Amount ($)
Annual Retainer for Board Membership(1)(2)	50,000
New Director Grant of RSUs for New Non-Employee Directors(3)(4)	200,000
Initial Term Grants for Existing Non-Employee Directors(4)(5)	200,000
Annual RSU Grant for All Non-Employee Directors(5)(6)	200,000
Committee Additional Cash Retainer
Audit Committee Chairperson(1)(2)	20,000
Audit Committee member (other than Chairperson)(1)(2)	10,000
Compensation Committee Chairperson(1)(2)	15,000
Compensation Committee member (other than Chairperson)(1)(2)	7,500
Nominating and Corporate Governance Committee Chairperson(1)(2)	10,000
Nominating and Corporate Governance Committee member (other than Chairperson(1)(2)	5,000
Technology Committee Chairperson(1)(2)	15,000
Technology Committee member (other than Chairperson)(1)(2)	7,500
Additional Annual Retainer for Chairperson of the Board (if a Non-Employee Director)(1)(2)	60,000
Additional Annual Retainer for Lead Independent Director(1)(2)	25,000
Additional Meeting Fees for each Director(7)	1,000

1.	Vested upon payment and paid in arrears on the last business day of each fiscal quarter in which the Non-Employee Director’s service occurred.
2.
If a Non-Employee Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, this annual retainer will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Non-Employee Director provides the service, and regular full quarterly payments thereafter.

3.
Each Non-Employee Director elected or appointed to be a Non-Employee Director for the first time will receive an initial one-time RSU grant (the “New Director Grant”) with an aggregate value of approximately (i) $200,000 multiplied by the ratio of (A) the number of calendar months between their commencement date and the first anniversary of the date of our most recent annual meeting of our stockholders, rounded up to the nearest whole number, and (B) 12, plus (ii) $200,000 multiplied by the number of whole calendar years remaining on their initial term. The portion of the grant described in clause (i) of the prior sentence will vest on the date of the next annual meeting of our stockholders (the “First Meeting Date”) and the portion of the grant described in clause (ii) of the prior sentence, if any, will vest in equal annual installments on the date of each annual meeting of our stockholders (an “Annual Meeting Date”) following the First Meeting Date that is part of their initial term.

4.
All vesting is subject to the Non-Employee Director’s Continuous Service (as defined in the 2021 Equity Plan) through the applicable vesting date. In the event of a change of control (as defined in the 2021 Equity Plan), any unvested portion of an equity award granted to our Non-Employee Directors pursuant to the Non-Employee Director Compensation Policy shall vest as follows: (i) the portion of each New Director Grant held by such Non-Employee Director that, if the change in control had not occurred, would have vested at each of the next two Annual Meeting Dates following the closing date will, immediately prior to the closing, accelerate and become vested; (ii) the portion of each Initial Term Grant held by such Non-Employee Director that, if the change in control had not occurred, would have vested at the next Annual Meeting Date following the closing date will, immediately prior to the closing, accelerate and become vested; and (iii) the portion of each Renewal Term Grant held by such Non-Employee Director that, if the change in control had not occurred, would have vested at the next Annual Meeting Date following the closing date will, immediately prior to the closing, accelerate and become vested.

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5.
On October 1, 2023, each Non-Employee Director who was then in office automatically received a one-time grant of restricted stock units (each, an “Initial Term Grant”) with an aggregate value of approximately $200,000 multiplied by the number of whole calendar years remaining on the Non-Employee Director’s term. Each Initial Term Grant will vest in equal annual installments on the date of each remaining Annual Meeting Date following the First Meeting Date subsequent to the effectiveness of the Initial Term Grant that is part of the Non-Employee Directors current term. The Initial Term Grant may only be granted once to any Non-Employee Director.

6.
At the close of business on the date of each annual meeting of our stockholders, each Non-Employee Director who will continue as a member of the Board following the date of such annual meeting of our stockholders will receive an RSU grant (the “Renewal Term Grant”) with an aggregate value of approximately $600,000, that vests in three equal annual installments over the next three Annual Meeting Dates.

7.
Any Outside Director who attends more than eight (8) meetings of (i) the Board plus (ii) any ad hoc or special committee meetings not named in I.(b) above during any calendar year will receive an additional $1,000 for each meeting attended in the calendar year in excess of eight (8). Any Outside Director who attends more than eight (8) meetings of any Committee named in I.(b) above on which that Outside Director serves during any calendar year will receive $1,000 for each meeting of that Committee attended in the calendar year in excess of eight (8).

The following table shows certain information with respect to the compensation of all non-employee directors of the Company in 2024. These amounts reflect our accounting expense for these RSUs, as further described in the footnotes to the table, and do not represent the actual economic value that was realized in 2024 or may be realized upon vesting by the non-employee director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other compensation ($)	Total ($)
Tony Aquila	85,000	412,500	—	—	—	—	497,500
Anthony Bay	70,890	206,250	—	—	—	—	277,140
Douglas Francis	—	—	—	—	—	—	—
Brenda Freeman	115,000	387,500	—	—	—	—	502,500
Olga Gonzalez	90,000	387,500	—	—	—	—	477,500
Scott Gordon	68,253	551,943	—	—	—	—	620,196
Fiona Tan(3)	52,500	—	—	—	—	—	52,500
Glen Ibbott	16,130	146,347	—	—	—	—	162,477

1.	The following table shows, for each named individual, the aggregate shares under stock awards and the aggregate shares underlying option awards held by that individual as of December 31, 2024.
2.
Amounts reflect the grant date fair value of all service-vesting RSU awards in accordance with ASC 718, rather than amounts paid to or realized by the named individual. The grant date fair value of each RSU award was measured based on the closing price of our shares of our Class A Common Stock on the date of grant. The amounts reported do not correspond to the economic value received by each non-employee director from the equity award. For information regarding assumptions underlying the value of equity awards, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

3.	Ms. Tan resigned as a member of the Board and forfeited $135,938 of stock awards on September 30, 2024.

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Name	Aggregate Stock Awards Outstanding as of December 31, 2024
Tony Aquila	312,500
Anthony Bay	181,503
Brenda Freeman	312,500
Olga Gonzalez	312,500
Scott Gordon	566,037
Glen Ibbott	168,350

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) to our principal executive officers (“PEOs”) and our non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance of the Company. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at the Company. Accordingly, the table below includes the following “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K: Revenue. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay and the Compensation Committee did not consider the disclosure below in making its pay decisions for any of the years shown. For information on our executive compensation program and the Compensation Committee’s approach, refer to the above Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End table.
Pay Versus Performance

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Mr. Francis(1) ($)	Summary Compensation Table Total for Mr. Beals(1) ($)	CAP to Mr. Francis(2) ($)	CAP to Mr. Beals(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average CAP to Non-PEO NEOs(4) ($)	Total Shareholder Return(5) ($)	Net Income (Loss) (millions)(6) ($)
2024	7,509,027	N/A	12,875,782(7)	N/A	599,267	634,857(7)	$23.08	$12.2
2023	1,162,045	N/A	1,153,035(7)	N/A	1,593,985	1,186,043(7)	$12.04	$(15.7)
2022	263,058	2,136,675	(2,043)	(4,133,509)	743,179	(3,158,242)	$16.89	$(82.7)

1.
The dollar amounts reported are total compensation reported for Messrs. Francis (our Chairperson of the Board and Principal Executive Officer since November 7, 2022) and Beals (our former Chief Executive Officer and former Principal Executive Officer from January 1, 2022 through November 7, 2022) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.

2.
The dollar amounts reported represent CAP to Messrs. Francis and Beals as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Francis and Beals during the applicable year adjusted in accordance with the requirements of Item 402(v) of Regulation S-K.

3.
The dollar amounts reported represent the average of the amounts reported for Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Brian Camire, General Counsel, Susan Echard. Chief Financial Officer and Duncan Grazier, Chief Technology Officer; and (ii) for 2023, Brian Camire, General Counsel and Duncan Grazier, Chief Technology Officer; and (iii) for 2022, Arden Lee, Chief Financial Officer; Messrs. Camire and Grazier; Juanjo Feijoo, former Chief Operating Officer and Justin Dean, former Chief Technology Officer and Chief Information Officer.

4.
The dollar amounts reported represent the average amount of CAP to Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to Non-PEO NEOs during the applicable year adjusted in accordance with the requirements of Item 402(v) of Regulation S-K.

5.
The dollar amounts reported represent the cumulative Total Shareholder Return (“TSR”) on a fixed investment of $100 in the Company’s Class A Common Stock, including the cumulative amount of dividends, for the measurement period assuming dividend reinvestment. For this year’s disclosure, the Company has updated the start date of the measurement period from the Closing Date of the Business Combination to December 31, 2021 to align with the Company’s fiscal year and standard market practice. As a result, TSR values for 2022 and 2023 presented in this year’s table may differ from the TSR values shown for those years in the prior year’s Pay Versus Performance disclosure. The Company believes this change enhances comparability going forward and will apply this methodology consistently in future disclosures.

6.	The dollar amounts for Net Income (Loss) reported represent the amount reflected in the Company’s audited financial statements for the applicable year.

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7.
For fiscal year 2024, the CAP to our PEO and the average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2024, computed in accordance with Item 402(v) of Regulation S-K:

Fiscal Year	Mr. Francis (PEO) 2024	Non-PEO NEOs (Average) 2024
Summary Compensation Table total	7,509,027	599,267
Less: Grant Date Fair Value of Stock Awards Columns in the Summary Compensation Table for Applicable Fiscal Year*	(4,993,750)	—
± Fair Value at Applicable Fiscal Year-End of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End*	10,350,410	—
± Change in Fair Value from the end of the Prior Fiscal Year to the end of the Applicable Fiscal Year of Awards Granted during Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End*	—	84,081
± Vesting Date Fair Value of Awards Granted in Applicable Fiscal Year that Vested During Applicable Fiscal Year*	—	—
± Change in Fair Value from the end of the Prior Fiscal Year to the Vesting Date of Awards Granted during Prior Fiscal Year that Vested During Applicable Fiscal Year*	10,094	56,141
- Fair Value at Prior Year End of Awards Granted during Prior Fiscal Year that were Forfeited during Applicable Fiscal Year*	—	(104,632)
Other earnings paid on equity awards prior to the vesting date	—	—
CAP	12,875,782	634,857

*	The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

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Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
The graph below illustrates the relationship between CAP to our PEOs and CAP to our Non-PEO NEOs.

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The graph below illustrates the relationship between Net (loss) Income and PEO CAP and Average Non-PEO NEOs CAP.

 All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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Certain Relationships and Related Person Transactions
The following is a summary of transactions since January 1, 2023, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, managers, promoters, beneficial holders of more than 5% of our membership interests, or any associates or affiliates thereof had or will have a direct or indirect material interest, other than compensation arrangements which are described in the section entitled “Executive Compensation.”
Amended Operating Company Agreement
Concurrently with the closing of the business combination among Silver Spike Acquisition Corp. on June 16, 2021 (the “Closing Date”), its wholly owned direct subsidiary Silver Spike Merger Sub LLC, and WM Holding Company, LLC (the “Business Combination”), the WMH LLC operating agreement was further amended and restated in its entirety to become the Fourth Amended and Restated Operating Agreement (the “Amended Operating Agreement”). Messrs. Camire, Grazier, Francis and Hartfield and Ghost Media Group, LLC all own Paired Interests and Class P Units as described in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
Rights of the Units
Pursuant to the Amended Operating Agreement, the Units are entitled to share in the profits and losses of WMH LLC and to receive distributions as and if declared by the managing member of WMH LLC and have no voting rights. The Amended Operating Agreement generally establishes the rights and vesting conditions of the LTIP Units and the Class P Units, which are treated as profits interests in WMH LLC, and may be offered to directors, employees, officers, consultants or other service providers. LTIP Units and Class P Units have all the rights, privileges, preferences, and obligations as are specifically provided for in the Amended Operating Agreement, and as may otherwise be generally applicable to all classes of Units, however, LTIP Units and Class P Units are not entitled to vote on any matter subject to a vote of the members, except as otherwise required by law.
Management
We, as the managing member of WMH LLC, have the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of WMH LLC are managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.
Distributions
We, as managing member of WMH LLC may, in our sole discretion, authorize distributions to the WMH LLC members (to the extent of available cash, as defined in the amended operating agreement). Subject to provisions in the Amended Operating Agreement governing tax distributions and the treatment of Class P Units and LTIP Units (as defined in the Amended Operating Agreement), all such distributions will be made pro rata in accordance each member’s number of Class P Units.
The holders of Class P Units will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of WMH LLC. Net profits and net losses of WMH LLC will generally be allocated to its members pro rata in accordance with the percentages of their respective ownership of Units. The Amended Operating Agreement provides for pro rata cash distributions to the holders of Units for purposes of funding their tax obligations in respect of the taxable income of WMH LLC that is allocated to them. Generally, these tax distributions will be computed based on WMH LLC’s estimate of the net taxable

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income of WMH LLC allocable to each holder of Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of California or New York, New York (taking into account the non-deductibility of certain expenses, the character of our income, and the deductibility of state and local income taxes, to the extent applicable, but not taking into account any deduction under Section 199A of the Code). As a result of (i) potential differences in the amount of net taxable income allocable to us and the other Unit holders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating WMH LLC’s distribution obligations, we may receive tax distributions significantly in excess of its tax liabilities and obligations to make payments under the TRA.
Upon the liquidation or winding up of WMH LLC, subject to the treatment of Class P Units and LTIP Units (as defined in the Amended Operating Agreement) and tax distributions, all net proceeds thereof will be distributed in accordance with each member’s number of Units.
Transfer Restrictions
The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the managing member for such transfers, except in specified cases, including (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Units for shares of Class A Common Stock or cash pursuant to the exchange agreement.
Exchange Agreement
Concurrently with the Closing, we, WMH LLC and the Unit holders, including Messrs. Camire, Grazier, Francis, Hartfield and Ghost Media Group, LLC, as described in the section titled “Security Ownership of Certain Beneficial Owners and Management,” entered into an exchange agreement (the “Exchange Agreement”). The terms of the Exchange Agreement provide the Unit holders (or certain permitted transferees thereof) with the right from time to time at and after 180 days following the Business Combination to exchange their vested Paired Interests for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications, and to exchange their vested Class P Units for shares of Class A Common Stock with a value equal to the value of such Class P Units less their participation threshold, or, in each case, at the Company’s election, the cash equivalent of such shares of Class A Common Stock. By default, each exchange will take the form of a redemption by us of the WMH Units in exchange for Class A Common Stock or cash, as applicable, unless we elect to effect such exchange directly with the applicable Unit holder. The shares of Class V Common Stock surrendered in any exchange will be immediately cancelled.
The Exchange Agreement provides that, as a general matter, a Unit holder does not have the right to exchange Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements with us and our subsidiaries to which the Unit holder may be subject, including the Amended Operating Agreement and the Exchange Agreement. Additionally, the Exchange Agreement contains restrictions on redemptions and exchanges intended to prevent WMH LLC from being treated as a “publicly traded partnership” for U.S. federal income tax purposes. These restrictions are modeled on certain safe harbors provided for under applicable U.S. federal income tax law. We may impose additional restrictions on exchanges that it determines to be necessary or advisable so that WMH LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
Tax Receivable Agreement
Concurrently with the Closing, we, the Holder Representative and the Class A Unit holders, including Mr. Francis, Mr. Hartfield and Ghost Media Group, LLC, as described in the section titled “Security Ownership of Certain Beneficial Owners and Management,” entered into the tax receivable agreement, (the “TRA”), pursuant to which we are required to pay to holders of Class A Units, in the aggregate, 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually

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realizes as a result of (i) increases to the tax basis of WMH LLC’s assets resulting from our acquisition of common units for cash in the Business Combination and taxable redemptions or exchanges of Class A Units for shares of Class A Common Stock or cash pursuant to the Exchange Agreement, (ii) tax benefits related to imputed interest or (iii) tax attributes resulting from payments made under the TRA. The payment obligations under the TRA are our obligations and not obligations of WMH LLC.
The payments we will be required to make under the TRA may be substantial. Assuming no material changes in relevant tax law, that there are no future redemptions or exchanges of Class A Units and that we earn sufficient taxable income to realize all tax benefits that are subject to the TRA, the tax savings associated with acquisitions of common units in the Business Combination would aggregate to approximately $165.7 million, as of December 31, 2024, over 15 years from the Closing Date. Under this scenario, we would be required to pay to the Class A Unit holders approximately 85% of such amount, or $140.8 million, as of December 31, 2024, over the 15-year period from the Closing Date. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the TRA payments made by us, will be calculated based in part on the market value of the Class A Common Stock at the time of each redemption or exchange under the exchange agreement and the prevailing applicable tax rates applicable to us over the life of the TRA and will depend on us generating sufficient taxable income to realize the tax benefits that are subject to the TRA. Payments under the TRA are not conditioned on the Class A Unit holders’ continued ownership of WMH LLC.
Payments under the TRA will be based on the tax reporting positions we determine, and the IRS or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, or other tax attributes subject to the TRA, and a court could sustain such challenge. The parties to the TRA will not reimburse us for any payments previously made if such tax basis or other tax benefits are subsequently disallowed, except that any excess payments made to a party under the TRA will be netted against future payments otherwise to be made under the TRA, if any, after the determination of such excess.
In addition, the TRA provides that if (1) we breach any of our material obligations under the TRA (including in the event that we are more than three months late making a payment that is due under the TRA, except in the case of certain liquidity exceptions), (2) we are subject to certain bankruptcy, insolvency or similar proceedings, or (3) at any time, we elect an early termination of the TRA, our obligations under the TRA (with respect to all Class A Units, whether or not such units have been exchanged or redeemed before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the TRA. The TRA also provides that, upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, (A) our obligations under the TRA with respect to Class A Units that have been exchanged or redeemed prior to or in connection with such change of control transaction would accelerate and become payable in a lump sum as described above and (B) with respect to Class A Units that have not been exchanged as of such change of control transaction, our or our successor’s obligations under the TRA would be based on certain assumptions, including that our or our successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the TRA. As a result, upon any acceleration of our obligations under the TRA (including upon a change of control), we could be required to make payments under the TRA that are greater than 85% of our actual cash tax savings, which could negatively impact its liquidity. The change of control provisions in the TRA may also result in situations where the Class A Unit holders have interests that differ from or are in addition to those of the Class A stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the TRA depends on our ability to make distributions to us. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
Amended and Restated Registration Rights Agreement
Concurrently with the Closing, Silver Spike Sponsor, LLC (“Silver Spike Sponsor”) and certain Unit holders, including Messrs. Camire, Grazier, Francis, Silver Spike Sponsor, LLC and Ghost Media Group, LLC, as described in the section titled “Security Ownership of Certain Beneficial

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Owners and Management,” entered into the Amended and Restated Registration Rights Agreement, dated June 16, 2021, among us and certain of our stockholders (the “Amended and Restated Registration Rights Agreement”). As a result, Silver Spike Sponsor, LLC and such certain Unit holders are able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of three such demand registrations for Silver Spike Sponsor, LLC and three such demand registrations for such certain Unit holders thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering, it being understood that we will not be able to conduct more than two underwritten offerings where the expected aggregate proceeds are less than $25.0 million but in excess of $10.0 million in any 12-month period. In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We have filed a resale shelf registration statement covering the resale of all registrable securities within 45 days of the Closing.
Silver Spike Related Transactions and Agreements
In connection with the closing of Silver Spike Acquisition Corp.’s (“Silver Spike’s”) Initial Public Offering (“IPO”), Silver Spike Sponsor granted sponsor LLC equity interests to Silver Spike’s independent directors that collectively comprised approximately 1% of the outstanding equity interests in Silver Spike Sponsor.
Silver Spike Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants for a purchase price of $1.00 per warrant in a private placement simultaneously with the closing of Silver Spike’s IPO. Each Private Placement Warrant may be exercised for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as provided herein. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Business Combination.
In connection with the Business Combination, we paid $1.1 million in certain transaction costs reimbursable by Silver Spike Sponsor, an affiliate to a member of the Board. On March 16, 2023, Silver Spike Holdings, an affiliate of Silver Spike Sponsor, entered into a promissory note with us and agreed to pay the principal amount in 12 equal quarterly installments commencing on March 31, 2023. The promissory note will bear interest at a rate of 5% per annum commencing on March 31, 2023. In an event of default, the outstanding principal amount shall bear interest for the entire period during which the principal balance is unpaid at a rate which is equal to 10% per annum. As of December 31, 2024, the remaining balance of the promissory note receivable was $0.4 million. We received a total of $379,339 in 2024 for principal and interest related to the promissory note receivable.
During the years ended December 31, 2024 and 2023, the Company reimbursed $0.2 million and $0.4 million, respectively, in certain legal fee to Silver Spike Holdings, an affiliate to a member of the board of directors in connection with the SEC investigation disclosed in the Company’s Form 10-K.
Legacy WMH Transactions and Agreements
Certain Other Enterprises
Shield Management Group, LLC is a business in which currently Mr. Francis indirectly owns a majority interest, and Mr. Hartfield indirectly owns a minority interest. In 2023 and 2024, Shield Management Group, LLC used our listing products and participated in other brand promotion opportunities. Shield Management Group, LLC paid us a total of $427,797 and $301,283 in 2023 and 2024, respectively for such products and services.
Glasir Group, LLC is a business owned by Mr. Francis and his spouse. During the second quarter of 2022, we entered into a sublease agreement with Glasir Group, LLC of our offices located at 43 Discovery, Irvine, California 92618. The sublease commenced on June 1, 2022, and was terminated on October 31, 2024. Glasir Group, LLC paid us a total of $169,095 and $1,351,053 in 2023 and 2024, respectively for rent under the sublease.

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Other Transactions
We have entered into employment and other agreements with certain of our executive officers. For a description of agreements with our Named Executive Officers, see the sections entitled “Executive Compensation - Executive Employment Arrangements” and “-Outstanding Equity Awards at December 31, 2024.”
We have granted equity awards to certain of our executive officers. For a description of equity awards granted to our Named Executive Officers, see the section entitled “Executive Compensation.”
We entered into indemnification agreements with substantially all of our directors and executive officers, other than our Chief Financial Officer, Susan Echard, who is not an employee. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We have entered into an employment agreement with Russ Francis, the brother of Douglas Francis, our Chief Executive Officer and Chairman of the Board. Pursuant to his employment agreement, Russ Francis will serve as a Senior Web Designer and receive an annual salary of $170,000, benefits and be eligible for a 10% target bonus.
We have entered into an employment agreement with Sydnee Francis, the daughter of Douglas Francis, our Chief Executive Officer and Chairman of the Board. Pursuant to her employment agreement, Sydnee Francis will serve as a Marketplace Business Analyst and receive an annual salary of $100,000, benefits and be eligible for a 10% target bonus.
Related Person Transactions Policy
The Board has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.
Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.
Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our Audit Committee pursuant to this policy before such related person may engage in the transaction.
In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the risk, cost and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the terms of the transaction; and
•	the availability of other sources for comparable services or products.
Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

WM Technology, Inc.	55	2025 Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or WM Technology, Inc. Direct your written request to Investor Relations at investors@weedmaps.com; 41 Discovery, Irvine CA 92618 or (844) 933-3627. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

WM Technology, Inc.	56	2025 Proxy Statement

Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Brian Camire
Brian Camire
General Counsel and Secretary
April 29, 2025
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2024 is available without charge upon written request to: Brian Camire, 41 Discovery, Irvine, California 92618.

WM Technology, Inc.	57	2025 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

WM TECHNOLOGY, INC.
41 DISCOVERY
IRVINE, CA 92618

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAPS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70024-P28178

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WM TECHNOLOGY, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anthony Bay
02) Glen Ibbott

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Non-binding advisory vote to Approve The Compensation Of Our Named Executive Officers For The Year Ended December 31, 2024.	☐	☐	☐
3. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com.

V70025-P28178

WM TECHNOLOGY, INC.
2025 Annual Meeting of Stockholders
June 24, 2025 10:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2025 Annual Meeting of Stockholders of WM Technology, Inc. and the accompanying Proxy Statement, and hereby appoint(s) Brian Camire and Susan Echard, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of WM TECHNOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 24, 2025, virtually at www.virtualshareholdermeeting.com/MAPS2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side